UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7411 East 6th Avenue, Suite 104 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 989-4653

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 6, 2026, Transglobal Management Group, Inc. (the “Company”) amended and restated its Articles of Incorporation to increase the Company's authorized common stock from 5,000,000,000 shares to 20,000,000,000 shares. The amended and restated Articles of Incorporation of the Company are attached as an Exhibit to this Current Report.

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 6, 2026, holders of a majority of the voting rights of the Company’s capital stock approved the amendment and restatement of the Company’s Articles of Incorporation as described in Item 5.03 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Amended and Restated Articles of Incorporation of Transglobal Management Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Management Group, Inc.

Date: August 12, 2026	By: /s/ Jeff Foster
Jeff Foster
President

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